THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS THE COMPANY HAS RECEIVED THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Issue Date:

As of April 30, 2008

GEOTEC, INC.

 Warrant for the Purchase of Shares of Common Stock

THIS CERTIFIES that, in consideration of value received, the receipt and sufficiency of which is acknowledged, StoneGate Partners, LLC (“StoneGate” and, in its capacity as the holder hereof, the “Holder,” which term shall also refer to any subsequent holder or holders hereof), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from Geotec, Inc.  Inc., a Florida corporation (the “Company”), the number of fully paid and non-assessable shares (the “Shares”) of the Company’s Common Stock (the “Common Stock”) set forth in Section 1 below, at the various exercise prices set forth herein below (the “Exercise Price”, as used with reference to the applicable price as indicated herein) set forth in Section 1 below.

1.

Exercise Period  The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, to purchase up to $25,000,000 of the Company’s Common Stock at a purchase price per share as follows:

Amount of Investment	Exercise Price Per Share
$5,000,000 (“First Tranche”)	$0.25
$5,000,000 (“Second Tranche”)	$0.35
$5,000,000 (“Third Tranche”)	$0.60
$5,000,000 (“Fourth Tranche”)	$0.80
$5,000,000 (“Fifth Tranche”)	$1.00

This Warrant shall expire on the ten year anniversary of the date hereof.  StoneGate agrees to use its best efforts to exercise $2,000,000 of the First Tranche within 90 days following satisfactory completion of its due diligence with respect to the Company.  The Company shall use the proceeds of the First Tranche for intellectual property protection and working capital purposes.  At the option of StoneGate, the securities issuable upon exercise of the First Tranche may be shares of the Company’s convertible preferred stock with customary rights, preferences and privileges.  Upon exercise of the first $2,000,000 of the First Tranche, StoneGate and the Company agree that the Holder shall receive a number of shares of Common Stock equal to the number of shares of preferred stock or other class of capital stock so issued.  The right to exercise the Warrant with respect to the First Tranche shall expire six (6) months after the Applicable Trigger Date (as defined below).  The right to exercise the Warrant with respect to the remaining tranches shall expire two (2) years after the Applicable Trigger Date.  The expiration of the aforementioned exercise periods shall be extended for such period of time that the information required under Rule 144 is not publicly available.  For the purposes of this Section, “Applicable Trigger Date” shall mean the date on which the closing bid price for the Geotec common stock shall be at least 150% of the applicable Exercise Price Per Share for such tranche for a period of thirty (30) consecutive trading days.  The period of time during which any Tranche or Tranches under this Warrant may be exercised as provided above is referred to herein as the “Exercise Period.”

2.

Exercise of Warrant

2.1

Exercise for Cash  During the Exercise Period and provided this Warrant has not been terminated, this Warrant shall be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto as Exhibit A duly executed at the principal office of the Company (or such other office or agency of the Company as it may designate) and upon payment of the Exercise Price of the Shares thereby purchased (payment to be by check or bank draft payable to the order of the Company).  Upon exercise, the Holder shall be entitled to receive, within a reasonable time after payment in full, one or more certificates, issued in the Holder’s name or in such name or names as the Holder may direct, subject to the limitations on transfer contained herein, for the number of Shares of  Common Stock so purchased.  The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

2.2

Conversion of Warrant  In lieu of exercise of any portion of the Warrant as provided in Section 2.1 hereof, at any time during which the Company’s shares are publicly traded, this Warrant (or any portion thereof) may, at the election of the Holder, be converted, in whole or in part, by the surrender by the Holder, at the Company’s offices, of this Warrant and the Notice of Conversion annexed hereto as Exhibit B, into the nearest whole number of shares of Common Stock equal to: (1) the number of Shares specified by the holder in the Notice of Conversion (the “Total Number”) less (2) the number of Shares equal to the quotient obtained by dividing (a) the product of the Total Number and the applicable Exercise Price by (b) the Market Price Per Share with respect to the date of conversion.  The Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant for conversion in accordance with the foregoing provisions.  As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the number of Shares to which the Holder shall be entitled as a result of the conversion, and (ii) if the Warrant is being converted in part only, a new Warrant for the unconverted portion of the Warrant.

2.3

Market Price Per Share  As used herein, the “Market Price Per Share” shall mean the average closing price per share of the Company’s Common Stock for the 30 trading days beginning on the Determination Date.  “Determination Date” shall mean the date which is thirty (30) trading days prior to the date of exercise hereof which compels the calculation of Market Price Per Share.  The closing price for each day shall be as reported in The Wall Street Journal or, if not reported therein, as reported in another newspaper of national circulation chosen by the Board of Directors of the Company, the closing sales price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, on the New York Stock Exchange Composite Tape, or if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, on the largest principal national securities exchange on which such Shares are then listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange , then the average of the last reported sales price for such shares in the over-the counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if such sales prices shall not be reported thereon, the average of the closing bid and asked prices so reported, or, if such bid and asked prices shall not be reported thereon, as the same shall be reported by the National Quotation Bureau Incorporated, or, if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Company or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company.  If for any reason at the time of exercise the Company shall not have a class of equity securities registered under the Securities Exchange Act of 1934, as amended, “Market Price Per Share” shall be determined as follows:  first, by an investment banking firm selected by the Holder, which determination shall be made within thirty (30) days after the surrender of this Warrant as described in Section 2.2 hereof, second, if such determination shall not be satisfactory to the Company, as evidenced by a written objection by the Company to the Holder, within two weeks of receipt by the Company of such determination, the Company shall be entitled to select an investment banking firm which shall make its own determination within thirty (30) days of its appointment, and if such determination shall differ by less than 10% from the determination of the investment banking firm selected by the Holder, the Market Price Per Share shall be the average of such determinations and third, if such determinations shall differ by 10% or more, such investment banking firms shall appoint a third investment banking firm which shall make its own determination within two weeks of its appointment, which determination shall be binding upon the Company and the Holder.  Any and all determinations of the Market Price Per Share shall be performed by an investment banking firm experienced in the conduct of corporate valuations and shall be based upon the fair market value of 100% of the Company on a consolidated basis if sold as a going concern, without giving effect to any discount for lack of liquidity of the Shares or the fact that the Shares are privately held or that the Company has no class of equity securities registered under the Securities Exchange Act of 1934, as amended, or to any discount relating to, or reclassification because of, the right of any stockholder or warrant holder of the Company to sell its Shares or warrants to the Company.

2.4

Fully Paid Shares  The Company covenants that all Shares that are issued upon the exercise of rights represented by this Warrant will be fully paid, nonassessable, and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

2.5

Conditions of Exercise  The Company agrees that, as promptly as reasonably practicable, it shall become and remain current with all of its reporting obligations with the US Securities and Exchange Commission.  At such time as it may qualify, the Company agrees to make application for inclusion for quotation on at least one of the following exchanges:

Nasdaq Stock Market, New York Stock Exchange, American Stock Exchange or the London Stock Exchange (not the AIM).  If such application is accepted, the Company shall use its best efforts to maintain all criteria required for continued quotation of its securities on such exchange.

3.

No Fractional Shares or Scrip  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the Exercise Price per share as then in effect.

4.

Charges, Taxes and Expenses  Issuance of certificates for the Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company.

5.

No Rights as Shareholder  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to exercise and payment of the Exercise Price in accordance with Section 2 hereof.

6.

Sale or Transfer of the Warrant; Legend; Transfer of Warrant Shares  This Warrant shall not be sold or transferred unless either (i) it first shall have registered under the Securities Act of 1933, as amended (the “1933 Act”) and any applicable state securities laws, or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and such state laws; provided, however, that StoneGate shall have the right to transfer all or any portion of this Warrant to one or more of its affiliates, employees, consultants and agents without restriction.  Each certificate representing any Warrant that has not been registered and that has not been sold pursuant to an exemption that permits removal of the legend shall bear a legend substantially in the form of the legend affixed to this Warrant.

Upon the request of a holder of a certificate representing any Warrant, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel reasonably satisfactory to the Company to the effect that such legend may be removed from such certificate.

Such Warrant may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

All Shares issued upon exercise or conversion of this Warrant shall be subject to “lock-up” until the earlier of: (a) 1 year from the date such Shares are acquired, and (ii) the date of expiration or termination of the lock-up agreement among certain stockholders of the Company, including Messrs. Ray, Lueck, Richardson, and Gottman.

7.

Reservation of Stock, etc., Issuable on Exercise of Warrant  The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Common Stock (and the shares of the Company’s Common Stock underlying the same) from time to time issuable upon the exercise of this Warrant.

8.

Adjustments

8.1

Adjustments for Share Splits, Reverse Share Splits or Share Dividends.  In the event that the outstanding Common Stock shall be subdivided (split), combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock or Common Stock (each an “Adjustment Event”), the number of Shares of Common Stock available for purchase in effect immediately prior to such subdivision, combination, or dividend or other distribution, and the Exercise Price per share, shall be proportionately adjusted.  Adjustments set forth herein shall be readjusted in the same manner for any successive event or events described herein.

8.2

Adjustment for Capital Reorganizations.  If at any time there shall be a capital reorganization of the Company or a merger or consolidation of the Company with or into another corporation, or the sale of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, if this Warrant has not expired pursuant to the terms hereof, as part of such reorganization, merger, consolidation, or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive on exercise of this Warrant during the period specified in this Warrant and on payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a Holder of the Shares deliverable on exercise of this Warrant would have been entitled on such capital reorganization, merger, consolidation, or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale.  In any such case, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the number of shares purchasable on exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other securities or property deliverable after that event on exercise of this Warrant.  Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Subsection 8.2 this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant .

8.3

Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 8, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request, at any time, of any Holder, furnish or cause to be furnished to such Holder, a like certificate setting forth:  (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of Shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

8.4

Notices of Record Date.  In the event of: (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend that is the same as cash dividends paid in previous quarters) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, or (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital shares of the Company, any consolidation or merger involving the Company, or any sale or conveyance of all or substantially all of the Company’s assets or any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which action is to be taken by the shareholders of the Company with respect to any such reorganization, reclassification, recapitalization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up and the date on which such event is to take place or is expected to take place, and the time, if any is to be fixed, as of which the holders of record of any class of securities shall be entitled to exchange their shares for securities or other property deliverable in such event.  Such written notice shall be given to the Holder at least ten (10) days prior to the date specified in such notice on which any such action is to be taken.

8.5

No Impairment.  The Company will not, by amendment of its Certificate of Incorporation or by any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

9.

Loss, Theft, Destruction or Mutilation of Warrant  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation in lieu of this Warrant.

10.

Remedies  The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not adequate and may be enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

11.

Notices, etc.  All notices and other communications from the Company to the holder of this Warrant shall be mailed, by first class mail, to such address as may have been furnished to the Company in writing by such holder, or, until an address is so furnished, to and at the address of the last holder of this Warrant who has so furnished an address to the Company.  All communications from the Holder of this Warrant to the Company shall be mailed by first class mail to the Company’s principal office, or such other address as may have been furnished to the holder in writing by the Company.

12.

Miscellaneous  This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by its duly authorized officer and to be dated as of the issue date set forth on the first page of this Warrant.

GEOTEC, INC.

By:

/s/: Bradley T. Ray

Bradley T. Ray

Chairman and Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE OF WARRANT

TO PURCHASE SHARES OF COMMON STOCK

TO:

GEOTEC, INC.

(1)

Pursuant to the terms of the attached Warrant, the undersigned hereby elects to purchase ________ shares of Common Stock of Geotec, Inc. (the “Company”), and tenders herewith payment of the applicable Exercise Price of such shares in full.

(2)

Please issue a certificate or certificates representing said shares of Common Stock, in the name of the undersigned or in such other name(s) as is/are specified immediately below or, if necessary, on an attachment hereto:

Name

Address

(3)

In the event of partial exercise, please reissue an appropriate Warrant exercisable into the remaining shares.

DATE:____________________

HOLDER:_____________________________

EXHIBIT B

NOTICE OF CONVERSION

TO:

GEOTEC, INC.

(1)

Pursuant to the terms of Section 2.2 of the attached Warrant, the undersigned hereby elects to convert warrants to purchase  ________ shares of Common Stock of Geotec, Inc. (the “Company”) owned by the undersigned pursuant to the attached Warrant into shares of Common Stock of the Company.

(2)

The number of Shares to be received by the undersigned shall be calculated in accordance with the provisions of Section 2.2 of the accompanying Warrant.

(3)

Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name(s) as is/are specified immediately below or, if necessary, on an attachment hereto:

Name

Address

(4)

In the event of partial conversion, please reissue an appropriate Warrant exercisable into the remaining shares.

DATE:____________________

HOLDER:_____________________________